IL.E.D
         i.iy THE OF:f:lct (W rm
            FRY Oft Mit OF THP,
        STATE OF NEVADA            CERT'IFICATE OF AMENDMENT
                                              OF
                                   ARTICLES OF INCORPORATION
          FED 06 - 199G                       OF

                                PINACLE MANAGEMENT GROUP, INC.

        Pinacle Management Group, Inc., a Nevada corporation (the
"Corporation") does hereby
              certify that:

              1. The Articles Of Incorporation of the Corporation shall be amended by revising
              Article First to read in full as follows:

                         "First:   The name of the Corporation is Apex Capital
Group, Inc."



          2. The foregoing amendment has been duty authorized and approved by the Board of Directors of the Corporation.

          3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding all of the Corporation's outstanding stock entitled to vote thereon in accordance with NRS'78.320.



Dated., January 30, 1996                   PINNACLE MANAGEMENT GROUP, INC.



                                      By:

                                             Steven Ragan, President

                                      By:

                                             Michael  Stallings, secretary